As filed with the Securities and Exchange Commission on December 18, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW CENTURY LOGISTICS (BVI) LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	4731	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Office A-E, 33/F, King Palace Plaza,

55 King Yip Street, Kwun Tong,

Kowloon, Hong Kong

Tel: +852 2148 6328

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Huan Lou, Esq. David B. Manno, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel: (212) 930-9700	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fisher & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Tel: (212) 530-2206

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒333-274115

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standard Codification after April 5, 2012.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of ordinary shares offered by New Century Logistics (BVI) Limited (the “Registrant”) by 299,000 ordinary shares, up to 37,500 of which are subject to the underwriters’ over-allotment option to purchase additional ordinary shares of the Registrant and up to 11,500 of which are to be issued pursuant to the exercise of warrants that we have agreed to issue to Craft Capital Management LLC. The additional securities that are being registered for sale are in an amount and at a price that together represent not more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as an exhibit to the Initial Registration Statement (defined below). The contents of the Registration Statement on Form F-1, as amended (File No. 333-274115), including all exhibits thereto (the “Initial Registration Statement”), filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on November 20, 2024, are incorporated by reference into this Registration Statement. In addition, the contents of the Post Effective Amendment No.2 to the Registration Statement on Form F-1, as amended (File No. 333-274115), including all exhibits thereto (the “Initial Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on December 13, 2024, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the below Exhibit Index and filed herewith.

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Ogier regarding the validity of the Ordinary Shares being registered,
23.1	Consent of ZH CPA, LLC, Independent Registered Public Accounting Firm
23.2	Consent of Ogier (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page to the Registration Statement on Form F-1, File No. 333-274115).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on December 18, 2024.

New Century Logistics (BVI) Limited

By:	/s/ Ngan Ching Shun
Ngan Ching Shun
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ngan Ching Shun	Chief Executive Officer, Chairman of the Board	December 18, 2024
Ngan Ching Shun	(Principal Executive Officer)

/s/ *	Chief Financial Officer	December 18, 2024
Cheuk Ho Chan	(Principal Accounting and Financial Officer)

/s/ *	Director	December 18, 2024
Ng Yi To Peter

/s/	Director	December 18, 2024
Kwong Sang Liu

/s/ Jay S.L. Ma	Director	December 18, 2024
Jay S.L. Ma

/s/ Kwok Wan Lee	Director	December 18, 2024
Kwok Wan Lee

* Signed by Ngan Ching Shun pursuant to the power of attorney signed by each individual and previously filed with this Registration Statement on October 10, 2023.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, DE, on December 18, 2024.

U.S. Authorized Representative

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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